SPACEHAB, Inc. 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

SPACEHAB, INCORPORATED (“SPAB”/NASDAQ)

ANNOUNCES RESULTS OF VOTING AND ADJOURNMENT OF

SPECIAL MEETING OF SHAREHOLDERS

Houston (November 10, 2005) – SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, announced today that at a special meeting held this morning, its shareholders approved the issuance of the company’s 5.5% Senior Convertible Notes due 2010 and, from time to time, up to 42,166,667 shares of common stock upon conversion of such notes.

The special meeting was adjourned until 10 a.m., Houston time, on November 14, 2005 for the purpose of continuing to solicit shareholder votes to amend the company’s articles of incorporation to increase the number of authorized shares of common stock to 70 million. The continuation of the special meeting of shareholders will be held at SPACEHAB’s corporate offices located at 12130 Highway 3, Webster, TX 77598.

Such amendment to the articles of incorporation requires the approval of more than 50% of SPACEHAB’s shares of common stock and preferred stock, voting separately. As of the meeting, the amendment to the articles of incorporation had been approved by holders of 45.93% of the common stock and 100% of the preferred stock. The holders of 2.24% of the common stock have voted against the amendment to the articles of incorporation. The record date for the meeting remains September 2, 2005.

Copies of the prospectus meeting the requirements of Section 10 of the Securities Act of 1933, the letter of transmittal, and other exchange materials governing the exchange offer and consent solicitation may be obtained from the Information Agent, CapitalBridge, by calling toll free at 877.746.3583. In addition, copies of the exchange offer and consent solicitation materials may be obtained free of charge from the SEC’s website at http://www.sec.gov/.

This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any securities. The exchange offer and consent solicitation is being made solely by the prospectus filed with the Securities and Exchange Commission.

HOLDERS OF THE NOTES AND OTHER INTERESTED PARTIES ARE ENCOURAGED TO CAREFULLY READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE OFFER TO EXCHANGE AND CONSENT SOLICITATION.

About SPACEHAB, Incorporated

SPACEHAB, Incorporated (www.spacehab.com) is a provider of commercial and government space services with three primary business units. The Flight Services business unit develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for Space Station re-supply and research purposes. SPACEHAB’s Astrotech subsidiary provides payload processing support services for both commercial and government customers at company-owned facilities in Florida and California. The Company’s Government Services business unit supports NASA’s Johnson Space Center providing configuration management, product engineering, and support services for both the Space Station and Space Shuttle programs. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

(713) 558-5049

campbell@spacehab.com

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